UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2011

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2011, Beacon Power Corporation (“Beacon” or the “Company”) announced that it has received a letter from The Nasdaq Stock Market dated September 30, 2011, indicating that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market based on Marketplace Rule 5550(a)(2), and describing a timetable for bringing the Company into compliance with that rule.

The common stock remains listed on The Nasdaq Capital Market under the symbol BCON.  The Company has been provided 180 calendar days, or until March 28, 2012, to regain compliance, in accordance with Marketplace Rule 5810(c)(3)(A). If at any time before then, the Company’s common stock has a closing bid price of $1.00 or more for a minimum of 10 consecutive business days, The Nasdaq Stock Market staff will notify Beacon that it has regained compliance.

If Beacon has not met the requirements of Rule 5550(a)(2) by March 28, 2012, but meets the applicable standards for initial listing on The Nasdaq Capital Market (other than the minimum bid price requirement), then the Company may be eligible for an additional 180 day compliance period.  In order to qualify, the Company will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary.  If it appears to The Nasdaq Stock Market staff that the Company will not be able to cure the deficiency during this second compliance period, or if the Company is otherwise not eligible, the staff will provide notice that the Company’s securities will be subject to delisting.

The Company believes that it currently meets the applicable standards for initial listing, other than the minimum bid price requirement. The Company intends to actively monitor the bid price for its common stock between now and March 28, 2012, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

Item 8.01  Other Events.

A copy of the Company’s press release announcing the notice received from The Nasdaq Stock Market is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Beacon Power Corporation dated October 5, 2011 announcing receipt of the notice letter from The Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: October 5, 2011	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Beacon Power Corporation dated October 5, 2011 announcing receipt of the notice letter from The Nasdaq Stock Market.